Exhibit 5.3

City Place House 55 Basinghall Street London EC2V 5DU Tel: +44 (0) 20 7551 7500 Fax: +44 (0) 20 7551 7575 www.kslaw.com

December 21, 2004

Foster Wheeler Ltd.,

Foster Wheeler LLC,

and Subsidiary Guarantors

c/o Foster Wheeler Inc.

Perryville Corporate Park

Clinton, N.J. 08809-4000

Re:                               Guarantee (the “Covered Guarantee”) by Foster Wheeler Europe Limited, incorporated in England & Wales (the “Covered Guarantor”) of the 10.359% Senior Secured Notes Due 2011, Series A of Foster Wheeler LLC (the “Notes”)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (File No. 333-120076) (the “Registration Statement”) filed by Foster Wheeler Ltd. (“Parent”), a Bermuda company, Foster Wheeler LLC (the “Company”), a Delaware limited liability company, and the subsidiary guarantors (the “Subsidiary Guarantors” and collectively with Parent, the “Guarantors”) listed in the Indenture (as defined below), for the registration of the resale of, among other securities, Notes, and the related guarantees, by certain holders thereof.

We have been requested to provide this opinion in connection with the Registration Statement.

In the preparation of this opinion, we have only reviewed the following documents and carried out only the following searches:

1.                                       Indenture dated as of September 24, 2004 among the Company, Wells Fargo Bank, National Association, as trustee (“Trustee”), and the Guarantors, relating to the Notes and containing the Covered Guarantee (the “Indenture”);

2.                                       A written resolution of the Board of Directors of the Covered Guarantor dated 21 September 2004 (“Resolution”);

3.                                       A copy of the certificate of incorporation and memorandum and articles of association of the Covered Guarantor;

4.                                       A search of the electronic information service Companies House Direct with respect to the Covered Guarantor on 20 December 2004 (“Company Search”); and

5.                                       An enquiry by telephone at the Central Index of Winding Petitions, London on 20 December 2004 with respect to the Covered Guarantor (“Winding-Up Enquiry”); and

6.                                       A certificate of the Secretary of the Covered Guarantor dated 21st December 2004.

Our review and opinion are subject to the assumptions set out in Schedule 1 and subject to the qualifications set out in Schedule 2.

This opinion is limited in all respects to English law as applied by the English courts at today’s date, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein (including the Schedules), we are of the opinion that the Covered Guarantee has been duly authorized, executed and delivered by the Covered Guarantor.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

We confirm that King & Spalding LLP may rely on this opinion for the purposes of King & Spalding LLP’s opinion filed as exhibit 5.1 to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement.

This opinion shall be governed by, and construed in accordance with, English law.

Very truly yours,

/s/ KING & SPALDING INTERNATIONAL LLP

King & Spalding International LLP

SCHEDULE 1

We have without any further enquiry assumed:

(a)                                  that the information revealed by the Company Search was accurate in all respects and has not since the time of such search been altered;

(b)                                 that the information revealed by the Winding-up Enquiry was accurate in all respects and has not since the time of such enquiry been altered;

(c)                                  that all signatures and documents are genuine and that all documents submitted to us as originals are authentic, complete and current;

(d)                                 that all documents supplied to us as photocopies, facsimile or electronic copies conform to the originals and that such originals are authentic, complete and current; and

(e)                                  no fraud, coercion, undue influence or duress exists or was exerted which resulted in any party entering into the Indenture, the Notes  or the Covered Guarantee.

SCHEDULE 2

(a)                                  The foregoing opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, moratorium, liquidation or analogous laws applicable from time to time that affect generally the enforcement of creditor’s rights and remedies and general principles of equity.